Exhibit 99.1

Investor Relations

News from Aon

Aon Reports Fourth Quarter and Full Year 2011 Results

- Total revenue increased 3% to $3.0 billion with organic revenue growth of 3% -

- EPS from continuing operations increased 22% to $0.82 -

Fourth Quarter Summary

•                  EPS from continuing operations, adjusted for certain items, increased 15% to $0.97

•                  Risk Solutions revenue increased 3% to $1.8 billion with organic revenue growth of 3%

•                  Risk Solutions operating margin was 18.9% and the operating margin, adjusted for certain items, decreased 10 basis points to 21.8%

•                  HR Solutions revenue increased 3% to $1.2 billion with organic revenue growth of 3%

•                  HR Solutions operating margin was 11.3% and the operating margin, adjusted for certain items, decreased 120 basis points to 12.4%

•                  Subsequent to the close of the fourth quarter, the Company announced the intention to change its jurisdiction of incorporation from Delaware to the U.K., pending shareholder approval and satisfaction of other conditions

CHICAGO, IL — February 3, 2012 - Aon Corporation (NYSE: AON) today reported results for the fourth quarter and full year ended December 31, 2011.

Net income attributable to Aon stockholders from continuing operations increased 19% to $277 million or $0.82 per share, compared to $232 million or $0.67 per share for the prior year quarter.  Net income per share attributable to Aon stockholders from continuing operations, adjusted for certain items, increased 15% to $0.97, compared to $0.84 in the prior year quarter.  Certain items that impacted fourth quarter results and comparisons with the prior year quarter are detailed in the “Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings per Share” on page 14 of this press release.

“Our fourth quarter results reflect 15 percent growth in earnings as highlighted by organic growth across all major businesses and the continued delivery of synergy savings related to Aon Hewitt,” said Greg Case, president and chief executive officer.  “While macro economic conditions remain challenging globally, we are firmly on track to deliver improved growth in 2012, our restructuring programs will deliver cost savings and we have solid financial flexibility that will drive increased shareholder value, as highlighted by the repurchase of $828 million of common stock in 2011.”

FOURTH QUARTER FINANCIAL SUMMARY

Total revenue increased 3% to $3.0 billion from the prior year quarter driven primarily by a 3% increase in organic revenue.

Total operating expenses increased 3%, or $72 million, to $2.6 billion due primarily to a 3% increase in organic revenue, a $21 million increase in intangible asset amortization expense and $18 million of non-cash charges related to the write-off of accounts receivable primarily from the years 2001 to 2004, partially offset by benefits related to the restructuring programs a $15 million unfavorable impact from foreign currency exchange rates, and a $14 million decline in restructuring costs.

Depreciation expense decreased 3%, or $2 million, to $56 million compared to the prior year quarter.

Intangible asset amortization expense increased 31%, or $21 million, to $89 million compared to the prior year quarter due primarily to a $22 million increase relating to assets recognized from the merger with Hewitt.

Restructuring expenses were $43 million compared to $57 million in the prior year quarter.  In the fourth quarter, the Company incurred $25 million of costs under the Aon Hewitt restructuring program and $21 million of costs under the Aon Benfield restructuring program primarily related to workforce reduction.  The Company has completed all restructuring activities and incurred 100% of the total costs for the 2007 restructuring program and has incurred approximately 96% of the total costs necessary to deliver the remaining $22 million of restructuring savings for the Aon Benfield restructuring program.  An analysis of restructuring-related costs is detailed on page 16 of this release.

Restructuring savings in the fourth quarter related to the 2007 restructuring program are estimated at $134 million compared to $128 million in the prior year quarter.  Of the restructuring savings in the fourth quarter, $113 million were related to the Risk Solutions segment.  Before any potential reinvestment of savings, the 2007 restructuring delivered cumulative expense savings of $536 million in 2011.

Restructuring savings in the fourth quarter related to the Aon Benfield restructuring program are estimated at $33 million compared to $27 million in the prior year quarter.  Before any potential reinvestment of savings, the Benfield restructuring program is expected to deliver cumulative expense savings of $144 million in 2012 related to the Risk Solutions segment.

Restructuring savings in the fourth quarter related to the Aon Hewitt restructuring program are estimated at $43 million compared to $4 million in the prior year quarter.  The Company expects to deliver cumulative expense savings of $355 million in 2013 related to the merger with Hewitt, including $280 million related to the restructuring program and $75 million in additional synergy savings from areas such as information technology, procurement and public company costs.  Associated with the transfer of the Health and Benefits business effective January 1, 2012, approximately $20 million of the estimated savings under the Aon Hewitt restructuring program will be achieved in the Risk Solutions segment.

Currency fluctuations in the fourth quarter had a $0.01 favorable impact on adjusted net income from continuing operations per diluted share when the Company translates prior year quarter results at current quarter foreign exchange rates.

Effective tax rate on net income from continuing operations declined to 27.0% in the fourth quarter compared to 32.8% in the prior year quarter.  The prior year quarter was unfavorably impacted by certain deferred tax adjustments.  The Company anticipates an effective tax rate on net income from continuing operations of approximately 29.0% in 2012.

Average diluted shares outstanding decreased to 337.9 million in the fourth quarter compared to 346.7 million in the prior year quarter due primarily to the Company’s share repurchase program in 2011.  The Company did not repurchase shares during the fourth quarter due to the subsequent announcement of the relocation of the corporate headquarters.  The Company has approximately $1.2 billion of common stock remaining under the share repurchase program.

FOURTH QUARTER SEGMENT REVIEW

Certain noteworthy items impacted operating income and operating margins in the fourth quarter of 2011 and 2010.  The fourth quarter segment reviews provided below include supplemental information related to organic revenue, adjusted operating income and operating margin, which is described in detail on the “Reconciliation of Non-GAAP Measures - Organic Revenue” on page 13 and “Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings per Share” on page 14 of this press release.

RISK SOLUTIONS

					Less:
(millions)	Fourth Quarter Ended			Less:	Acquisitions,
Commissions,	Dec 31,	Dec 31,	%	Currency	Divestitures,	Organic
Fees and Other	2011	2010	Change	Impact	Other	Revenue
Retail	$1,466	$1,417	3%	(1)%	2%	2%
Reinsurance	344	336	2	—	(2)	4
Subtotal	$1,810	$1,753	3%	—	—	3%
Investment Income	13	12	8
Total Revenue	$1,823	$1,765	3%

Risk Solutions total revenue increased 3% to $1.8 billion compared to the prior year quarter due primarily to 3% organic growth in commissions and fees.

Retail Brokerage organic revenue increased 2% reflecting revenue growth in both the Americas and International businesses.  Americas organic revenue increased 3% primarily as a result of strong management of the renewal book portfolio in Latin America and the U.S. and solid new business growth in both Canada and Latin America.  International organic revenue increased 1% driven by strong growth in Asia and emerging markets, partially offset by challenging macro-economic conditions in continental Europe.  Reinsurance organic revenue increased 4% due primarily to strong growth in capital market transactions and advisory business and modest growth in global facultative placements.

	Fourth Quarter Ended
	Dec 31,	Dec 31,	%
(millions)	2011	2010	Change
Revenue	$1,823	$1,765	3%
Expenses
Compensation and benefits	1,006	958	5
Other expenses	472	433	9
Total operating expenses	1,478	1,391	6%

Operating income	$345	$374	(8)%
Operating margin	18.9%	21.2%

Operating income - adjusted	$397	$387	3%
Operating margin - adjusted	21.8%	21.9%

Compensation and benefits for the fourth quarter increased 5%, or $48 million, compared to the prior year quarter due primarily to 3% organic revenue growth and a $30 million increase in restructuring costs, partially offset by benefits related to the restructuring programs.  Other expenses for the fourth quarter increased 9%, or $39 million, primarily due to $18 million of non-cash charges related to the write-off of accounts receivable primarily from the years 2001 to 2004, 3% organic revenue growth and $4 million of integration costs related to the recent acquisition of Glenrand M-I-B.

Fourth quarter operating income decreased 8% to $345 million.  Adjusting for certain items detailed on page 14 of this press release, operating income increased 3%, or $10 million compared to the prior year quarter, and operating margin decreased 10 basis points to 21.8% due primarily to a 20 basis point unfavorable impact for integration costs related to recent acquisitions.

HR SOLUTIONS

(millions)	Fourth Quarter Ended			Less:	Less: Acquisitions,
Commissions,	Dec 31,	Dec 31,	%	Currency	Divestitures,	Organic
Fees and Other	2011	2010	Change	Impact	Other	Revenue
Consulting Services	$581	$579	—%	—%	(2)%	2%
Outsourcing	605	580	4	—	—	4
Intersegment	(5)	(8)	N/A	N/A	N/A	N/A
Subtotal	$1,181	$1,151	3%	—	—	3%
Investment Income	1	—	N/A
Total Revenue	$1,182	$1,151	3%

HR Solutions total revenue increased 3% to $1.2 billion compared to the prior year quarter due primarily to 3% organic growth in commissions and fees.

Organic revenue in Consulting Services increased 2% driven primarily by growth in health and benefits and investment management consulting, partially offset by a decline in retirement consulting.  Organic revenue in Outsourcing increased 4% due primarily to new client wins in HR business process outsourcing and health care exchanges, partially offset by price compression and client losses in benefits administration.

	Fourth Quarter Ended
	Dec 31,	Dec 31,	%
(millions)	2011	2010	Change
Revenue	$1,182	$1,151	3%
Expenses
Compensation and benefits	695	737	(6)
Other expenses	354	328	8
Total operating expenses	1,049	1,065	(2)%

Operating income	$133	$86	55%
Operating margin	11.3%	7.5%

Operating income - adjusted	$147	$157	(6)%
Operating margin - adjusted	12.4%	13.6%

Compensation and benefits for the fourth quarter decreased 6%, or $42 million, from the prior year quarter due primarily to benefits related to the Aon Hewitt restructuring program and a $39 million decline in restructuring costs, partially offset by 3% organic revenue growth and investment in the business.  Other expenses increased 8%, or $26 million, from the prior year quarter due primarily to a $22 million increase in intangible asset amortization expense and 3% organic revenue growth, partially offset by benefits related to the Aon Hewitt restructuring program.

Fourth quarter operating income increased 55% to $133 million.  Adjusting for certain items detailed on page 14 of this press release, operating income decreased 6%, or $10 million, to $147 million and operating margin decreased 120 basis points to 12.4% versus the prior year quarter due primarily to a 190 basis point impact from intangible asset amortization expense, investment in the business and an unfavorable revenue mix shift, partially offset by benefits related to the restructuring program.

INCOME FROM CONTINUING OPERATIONS

	Fourth Quarter Ended
	Dec 31,	Dec 31,	%
(millions)	2011	2010	Change
Risk Solutions	$345	$374	(8)%
HR Solutions	133	86	55
Unallocated expenses	(43)	(38)	13
Operating income from continuing operations before tax	$435	$422	3%
Interest income	4	6	(33)
Interest expense	(59)	(65)	(9)
Other income (expense)	4	(3)	233
Income from continuing operations before tax	$384	$360	7%

Unallocated expenses increased $5 million to $43 million including costs for project-related work.   Interest income decreased $2 million to $4 million due to lower average interest rates.  Interest expense decreased $6 million to $59 million due primarily to a decline in the average rate on total debt outstanding.  Other income of $4 million in the fourth quarter includes gains on certain Company owned life insurance plans, partially offset by losses on the Company’s ownership in certain private equity securities and other long-term investments.  The prior year quarter included a loss of $8 million on extinguishment of debt and losses related to certain long-term investments, partially offset by gains related to the Company’s ownership in certain insurance investment funds.

2011 FULL YEAR SUMMARY

Total revenue for 2011 increased 33% to $11.3 billion due to a 29% increase in commissions and fees resulting from acquisitions, primarily Hewitt, net of dispositions, a 2% increase in organic revenue driven by Risk Solutions, and a 2% favorable impact from foreign currency exchange rates. Risk Solutions total revenue increased 6% to $6.8 billion and HR Solutions total revenue increased 113% to $4.5 billion as a result of the merger with Hewitt.

Net income attributable to Aon stockholders for 2011 increased 39% to $979 million compared to $706 million for the prior year.  Net income attributable to Aon stockholders from continuing operations increased 33% to $975 million compared to $733 million for the prior year.  Net income attributable to Aon stockholders, adjusted for certain items, increased 21% to $1.1 billion compared to $929 million for the prior year.  Certain items that impacted full year results and comparisons against the prior year are detailed in the “Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings per Share” on page 14 of this press release.

Net income attributable to Aon stockholders for 2011 increased 21% to $2.87 per share compared to $2.37 per share for the prior year.  Net income attributable to Aon stockholders from continuing operations increased 16% to $2.86 per share compared to $2.46 per share for the prior year.  Net income attributable to Aon stockholders, adjusted for certain items, increased 5% to $3.29 per share compared to $3.12 per share for the prior year.  Certain items that impacted full year results and comparisons against the prior year are detailed in the “Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings per Share” on page 14 of this press release.

During 2011, the Company repurchased approximately 16.4 million shares of common stock for $828 million at an average price of $50.39 per share.

SUBSEQUENT ANNOUNCEMENT

On January 13, 2012, the Company announced, as an important part of its global growth strategy, it intends to change its jurisdiction of incorporation from Delaware to the U.K. and move its corporate headquarters to London.  The proposed transaction requires shareholder approval and is expected to close in the second quarter of 2012 subject to the satisfaction of other conditions.

CHANGES TO DISCLOSURE IN 2012

Effective January 1, 2012, the Company moved the global Aon Hewitt Health and Benefits businesses from the HR Solutions segment into the Risk Solutions segment.  This move will allow the businesses to benefit from a broader global distribution channel and to promote the Company’s deep health and benefits capabilities in data and analytics with clients and insurance carriers.

Effective January 1, 2012, the Company will begin reporting adjusted results that exclude the impact of non-cash intangible asset amortization and certain one-time items.

Historical selected financial information for the years 2009, 2010 and 2011, that fully reflect the disclosure changes for both the Health and Benefits transfer and for intangible amortization, are provided on pages 19-22 of this press release.

Conference Call, Presentation Slides and Webcast Details

The Company will host a conference call on Friday, February 3, 2012 at 7:30 a.m. central time.  Interested parties can listen to the conference call via a live audio webcast and view the presentation slides at www.aon.com.

About Aon

Aon Corporation (NYSE: AON) is the leading global provider of risk management, insurance and reinsurance brokerage, and human resources solutions and outsourcing services.  Through its more than 61,000 colleagues worldwide, Aon unites to empower results for clients in over 120 countries via innovative and effective risk and people solutions and through industry-leading global resources and technical expertise.  Aon has been named repeatedly as the world’s best broker, best insurance intermediary, reinsurance intermediary, captives manager and best employee benefits consulting firm by multiple industry sources.  Visit http://www.aon.com for more information on Aon.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the planned change in global headquarters and jurisdiction of incorporation (the “Reorganization”) may not be approved by Aon’s stockholders; changes in circumstances beyond Aon’s control, including changes in foreign or domestic laws, regulatory actions, orders or rulings by foreign or domestic governmental entities, Aon’s possible removal from the S&P 500 stock index and the possibility that the Class A Ordinary Shares of Aon’s U.K. successor will not be eligible for acceptance by DTC may effectively preclude Aon from completing the Reorganization or reduce or eliminate the benefits Aon expects to achieve from the Reorganization; the possibility that the expected efficiencies and cost savings from the merger with Hewitt Associates Inc. (“Hewitt”) will not be realized, or will not be realized within the expected time period; the risk that the Aon and Hewitt businesses will not be integrated successfully; general economic conditions in different countries in which Aon does business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; funding of Aon’s various pension plans; our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings; changes in the competitive environment; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; continued compliance with settlement agreements related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon; the extent to which Aon retains existing clients and attracts new businesses; the extent to which Aon manages certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon currently provides, or will provide in the future, to clients; the extent to which Aon retains existing employees and attracts new personnel, including potential difficulties in executive succession planning related to our need to attract talent to London if the reorganization is completed; Aon’s ability to maintain the security and privacy of confidential information belonging to its clients or their personnel; Aon’s ability to innovate and keep pace with rapid and continuing changes in technology, industry standards and client preferences; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon operates, particularly given the global scope of Aon’s  businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon does business; changes in costs or assumptions associated with our outsourcing and consulting engagements that affect the profitability of these engagements; and the implementation of changes to the methods in which Aon internally process and monitors transactions. Further information concerning Aon and its business, including factors that potentially could materially affect Aon’s financial results, is contained in Aon’s and, historically, Hewitt’s filings with the SEC. See Aon’s Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the subsequent fiscal quarters and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Aon does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication is being made in respect of a proposed corporate reorganization involving Aon Corporation (“Aon”), which will result in Aon’s stockholders holding Class A Ordinary Shares in a newly-formed public limited company organized under English law.  In connection with the proposed reorganization, Aon Global Limited, a subsidiary of Aon (which will become a public limited company) (“Aon UK”) has filed with the SEC a registration statement on Form S-4 that included a preliminary proxy statement/prospectus, and each of Aon and Aon UK may be filing with the SEC other documents regarding the proposed reorganization.  At the appropriate time, the definitive proxy statement/prospectus regarding the proposed reorganization will be mailed to Aon stockholders.

Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive proxy statement/prospectus regarding the proposed reorganization and any other relevant documents filed by either Aon or Aon UK with the SEC when they become available because they will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov) or from Aon by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” or by directing a request to 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations.

Aon and Aon UK and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  You can find information about Aon’s directors and executive officers in its definitive proxy statement filed with the SEC on April 8, 2011.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents using the contact information above.

Explanation of Non-GAAP Measures

This communication includes supplemental information related to organic revenue and several additional measures including expenses, margins and income per share, that exclude the effects of restructuring charges, transaction and integration costs and certain other noteworthy items that affected results for the comparable periods.  Organic revenue excludes from reported revenues the impact of foreign exchange, acquisitions, divestitures, transfers between business units, reimbursable expenses and unusual items.  The impact of foreign exchange is determined by translating last year’s revenue, expense or net income at this year’s foreign exchange rates.  Reconciliations are provided in the attached schedules.  Supplemental organic revenue information and additional measures that exclude the effects of the restructuring charges and certain other items do not affect net income or any other GAAP reported amounts.  Management believes that these measures are important to make meaningful period-to-period comparisons and that this supplemental information is helpful to investors.  They should be viewed in addition to, not in lieu of, the Company’s Consolidated Financial Statements.  Industry peers provide similar supplemental information regarding their performance, although they may not make identical adjustments.

#

Investor Contact:	Media Contact:
Scott Malchow	David Prosperi
Vice President, Investor Relations	Vice President, Global Public Relations
312-381-3983	312-381-2485

Aon Corporation

Consolidated Statements of Income (Unaudited)

	Fourth Quarter Ended			Twelve Months Ended
(millions except per share data)	Dec. 31, 2011	Dec. 31, 2010	Percent Change	Dec. 31, 2011	Dec. 31, 2010	Percent Change
Revenue
Commissions, fees and other	$2,980	$2,897	3%	$11,235	$8,457	33%
Fiduciary investment income	14	12	17	52	55	(5)
Total revenue	2,994	2,909	3	11,287	8,512	33

Expenses
Compensation and benefits	1,724	1,715	1	6,567	5,097	29
Other general expenses	835	772	8	3,114	2,189	42
Total operating expenses	2,559	2,487	3	9,681	7,286	33
Operating income	435	422	3	1,606	1,226	31

Interest income	4	6	(33)	18	15	20
Interest expense	(59)	(65)	(9)	(245)	(182)	35
Other income (expense)	4	(3)	233	5	—	N/A
Income from continuing operations before income taxes	384	360	7	1,384	1,059	31
Income taxes (1)	104	118	(12)	378	300	26
Income from continuing operations	280	242	16	1,006	759	33

Income (loss) from discontinued operations before income taxes	—	(1)	100	5	(39)	113
Income taxes (2)	—	—	N/A	1	(12)	108
Income (loss) from discontinued operations	—	(1)	100	4	(27)	115

Net income	280	241	16	1,010	732	38
Less: Net income attributable to the noncontrolling interests	3	10	(70)	31	26	19
Net income attributable to Aon stockholders	$277	$231	20%	$979	$706	39%

Net income (loss) attributable to Aon stockholders:
Income from continuing operations	$277	$232	19%	$975	$733	33%
Income (loss) from discontinued operations	—	(1)	100	4	(27)	115
Net income	$277	$231	20%	$979	$706	39%
Basic net income (loss) per share attributable to Aon stockholders:
Income from continuing operations	$0.84	$0.68	24%	$2.91	$2.50	16%
Income (loss) from discontinued operations	—	—	N/A	0.01	(0.09)	111
Net income	$0.84	$0.68	24%	$2.92	$2.41	21%

Diluted net income (loss) per share attributable to Aon stockholders:
Income from continuing operations	$0.82	$0.67	22%	$2.86	$2.46	16%
Income (loss) from discontinued operations	—	—	N/A	0.01	(0.09)	111
Net income	$0.82	$0.67	22%	$2.87	$2.37	21%

Weighted average common shares outstanding - diluted	337.9	346.7	(3)%	340.9	298.1	14%

(1)   Tax rate for continuing operations is 27.0% and 32.8% for the fourth quarters ended December 31, 2011 and 2010, respectively, and 27.3% and 28.4% for the twelve months ended December 31, 2011 and 2010, respectively.

(2)   Tax rate for discontinued operations is not meaningful for the fourth quarter ended December 31, 2011 and 34.0% for the fourth quarter ended December 2010, and 25.7% and 31.8% for the twelve months ended December 31, 2011 and 2010, respectively.

Aon Corporation

Revenue from Continuing Operations (Unaudited)

	Fourth Quarter Ended				Twelve Months Ended
(millions)	Dec. 31, 2011	Dec. 31, 2010	Percent Change	Organic Revenue (1)	Dec. 31, 2011	Dec. 31, 2010	Percent Change	Organic Revenue (1)
Commissions, Fees and Other
Risk Solutions	$1,810	$1,753	3%	3%	$6,766	$6,369	6%	2%
HR Solutions	1,181	1,151	3	3	4,500	2,110	113	—
Total Operating Segments	$2,991	$2,904	3%	3%	$11,266	$8,479	33%	2%

Fiduciary Investment Income
Risk Solutions	$13	$12	8%		$51	$54	(6)%
HR Solutions	1	—	N/A		1	1	—
Total Operating Segments	$14	$12	17%		$52	$55	(5)%

Total Revenue
Risk Solutions	$1,823	$1,765	3%		$6,817	$6,423	6%
HR Solutions	1,182	1,151	3		4,501	2,111	113
Intersegment	(11)	(7)	57		(31)	(22)	41
Total	$2,994	$2,909	3%		$11,287	$8,512	33%

(1)          Organic revenue excludes the impact of foreign exchange, acquisitions, divestitures, transfers, reimbursable expenses and unusual items.  Change in organic revenue, a non-GAAP measure, is reconciled to the corresponding U.S. GAAP percent change in revenue on page 13 of this release.

Aon Corporation

Segments (Unaudited)

	Fourth Quarter Ended			Twelve Months Ended
Risk Solutions (millions)	Dec. 31, 2011	Dec. 31, 2010	Percent Change	Dec. 31, 2011	Dec. 31, 2010	Percent Change
Revenue
Commissions, fees and other	$1,810	$1,753	3%	$6,766	$6,369	6%
Fiduciary investment income	13	12	8	51	54	(6)
Total revenue	1,823	1,765	3	6,817	6,423	6

Expenses
Compensation and benefits	1,006	958	5	3,825	3,664	4
Other general expenses	472	433	9	1,678	1,565	7
Total operating expenses	1,478	1,391	6	5,503	5,229	5

Operating income	$345	$374	(8)%	$1,314	$1,194	10%

Operating margin	18.9%	21.2%		19.3%	18.6%

	Fourth Quarter Ended			Twelve Months Ended
HR Solutions (millions)	Dec. 31, 2011	Dec. 31, 2010	Percent Change	Dec. 31, 2011	Dec. 31, 2010	Percent Change
Revenue
Commissions, fees and other	$1,181	$1,151	3%	$4,500	$2,110	113%
Fiduciary investment income	1	—	N/A	1	1	—
Total revenue	1,182	1,151	3	4,501	2,111	113

Expenses
Compensation and benefits	695	737	(6)	2,640	1,316	101
Other general expenses	354	328	8	1,413	561	152
Total operating expenses	1,049	1,065	(2)	4,053	1,877	116

Operating income	$133	$86	55%	$448	$234	91%

Operating margin	11.3%	7.5%		10.0%	11.1%

	Fourth Quarter Ended			Twelve Months Ended
Total Operating Income (Loss) (millions)	Dec. 31, 2011	Dec. 31, 2010	Percent Change	Dec. 31, 2011	Dec. 31, 2010	Percent Change
Risk Solutions	$345	$374	(8)%	$1,314	$1,194	10%
HR Solutions	133	86	55	448	234	91
Unallocated	(43)	(38)	13	(156)	(202)	(23)
Total operating income	$435	$422	3%	$1,606	$1,226	31%

Total operating margin	14.5%	14.5%		14.2%	14.4%

Aon Corporation

Reconciliation of Non-GAAP Measures - Organic Revenue (Unaudited)

	Fourth Quarter Ended
(millions)	Dec. 31, 2011	Dec. 31, 2010	Percent Change	Less: Currency Impact (1)	Less: Acquisitions, Divestitures & Other	Organic Revenue (2)
Commissions, Fees and Other
Risk Solutions Segment:
Retail brokerage
Americas	$750	$700	7%	(1)%	5%	3%
International	716	717	—	—	(1)	1
Total Retail brokerage	1,466	1,417	3	(1)	2	2
Reinsurance brokerage	344	336	2	—	(2)	4
Total Risk Solutions	1,810	1,753	3	—	—	3
HR Solutions Segment:
Consulting services	581	579	—	—	(2)	2
Outsourcing	605	580	4	—	—	4
Intrasegment	(5)	(8)	N/A	N/A	N/A	N/A
Total HR Solutions	1,181	1,151	3	—	—	3
Total Operating Segments	$2,991	$2,904	3%	—%	—%	3%

	Twelve Months Ended
(millions)	Dec. 31, 2011	Dec. 31, 2010	Percent Change	Less: Currency Impact (1)	Less: Acquisitionz, Divestitures & Other	Organic Revenue (2)
Commissions, Fees and Other
Risk Solutions Segment:
Retail brokerage
Americas	$2,605	$2,377	10%	1%	6%	3%
International	2,698	2,548	6	4	(1)	3
Total Retail brokerage	5,303	4,925	8	3	2	3
Reinsurance brokerage	1,463	1,444	1	2	(1)	—
Total Risk Solutions	6,766	6,369	6	3	1	2
HR Solutions Segment:
Consulting services	2,251	1,387	62	2	59	1
Outsourcing	2,272	731	211	—	211	—
Intrasegment	(23)	(8)	N/A	N/A	N/A	N/A
Total HR Solutions	4,500	2,110	113	2	111	—
Total Operating Segments	$11,266	$8,479	33%	2%	29%	2%

(1)           Currency impact is determined by translating last year’s revenue at this year’s foreign exchange rates.

(2)           Organic revenue excludes the impact of foreign exchange, acquisitions, divestitures, transfers, reimbursable expenses and unusual items.

Aon Corporation

Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings Per Share (Unaudited) (1)

	Fourth Quarter Ended December 31, 2011				Twelve Months Ended December 31, 2011
(millions)	Risk Solutions	HR Solutions	Unallocated Income & Expense	Total	Risk Solutions	HR Solutions	Unallocated Income & Expense	Total
Revenue	$1,823	$1,182	$(11)	$2,994	$6,817	$4,501	$(31)	$11,287

Operating income (loss) - as reported	$345	$133	$(43)	$435	$1,314	$448	$(156)	$1,606
Restructuring charges	34	9	—	43	24	89	—	113
Legacy receivables write-off	18	—	—	18	18	—	—	18
Transaction related costs - proxy	—	—	3	3	—	—	3	3
Hewitt related costs	—	5	—	5	—	47	—	47
Operating income (loss) - as adjusted	$397	$147	$(40)	$504	$1,356	$584	$(153)	$1,787

Operating margins - as adjusted	21.8%	12.4%	N/A	16.8%	19.9%	13.0%	N/A	15.8%

	Fourth Quarter Ended December 31, 2010				Twelve Months Ended December 31, 2010
(millions)	Risk Solutions	HR Solutions	Unallocated Income & Expense	Total	Risk Solutions	HR Solutions	Unallocated Income & Expense	Total
Revenue	$1,765	$1,151	$(7)	$2,909	$6,423	$2,111	$(22)	$8,512

Operating income (loss) - as reported	$374	$86	$(38)	$422	$1,194	$234	$(202)	$1,226
Restructuring charges	4	53	—	57	110	62	—	172
Pension adjustment	—	—	—	—	—	—	49	49
Hewitt related costs	—	18	3	21	—	19	21	40
Anti-bribery and compliance initiatives	9	—	—	9	9	—	—	9
Operating income (loss) - as adjusted	$387	$157	$(35)	$509	$1,313	$315	$(132)	$1,496

Operating margins - as adjusted	21.9%	13.6%	N/A	17.5%	20.4%	14.9%	N/A	17.6%

	Fourth Quarter Ended		Twelve Months Ended
	December 31,		December 31,
(millions except per share data)	2011	2010	2011	2010
Operating income - as adjusted	$504	$509	$1,787	$1,496
Interest income	4	6	18	15
Interest expense	(59)	(65)	(245)	(182)
Hewitt related costs	—	—	—	14
Interest expense - as adjusted	(59)	(65)	(245)	(168)

Other (expense) income - as reported	4	(3)	5	—
Loss on Debt Extinguishment	—	—	19	—
Other (expense) income - as adjusted	4	(3)	24	—

Income from continuing operations before income taxes - as adjusted	453	447	1,584	1,343
Income taxes (2)	122	146	432	388
Income from continuing operations - as adjusted	331	301	1,152	955
Less: Net income attributable to noncontrolling interests	3	10	31	26
Income from continuing operations attributable to Aon stockholders - as adjusted	$328	$291	$1,121	$929

Diluted earnings per share from continuing operations - as adjusted	$0.97	$0.84	$3.29	$3.12

Weighted average common shares outstanding - diluted	337.9	346.7	340.9	298.1

(1)          Certain noteworthy items impacting operating income in 2011 and 2010 are described in this schedule.  The items shown with the caption “as adjusted” are non-GAAP measures.

(2)          The effective tax rate for continuing operations is 27.0% and 32.8% for the fourth quarters ended December 31, 2011 and 2010, respectively, and 27.3% and 28.4% for the twelve months ended December 31, 2011 and 2010, respectively.  All adjusting items are generally taxed at the effective tax rate.  However, the twelve months ended December 31, 2010 U.S. GAAP effective tax rate was adjusted to 28.9% to exclude the impact of the 40% tax rate applied to the a $49 million U.S. pension expense adjustment for prior years recorded in the second quarter 2010.

Aon Corporation

Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings Per Share Adjusted for Intangible Asset Amortization (Unaudited) (1)

	Fourth Quarter Ended December 31, 2011				Twelve Months Ended December 31, 2011
(millions)	Risk Solutions	HR Solutions	Unallocated Income & Expense	Total	Risk Solutions	HR Solutions	Unallocated Income & Expense	Total
Revenue	$1,823	$1,182	$(11)	$2,994	$6,817	$4,501	$(31)	$11,287

Operating income (loss) - as reported	$345	$133	$(43)	$435	$1,314	$448	$(156)	$1,606
Restructuring charges	34	9	—	43	24	89	—	113
Intangible asset amortization	27	62	—	89	110	252	—	362
Legacy receivables write-off	18	—	—	18	18	—	—	18
Transaction related costs - proxy	—	—	3	3	—	—	3	3
Hewitt related costs	—	5	—	5	—	47	—	47
Operating income (loss) - as adjusted	$424	$209	$(40)	$593	$1,466	$836	$(153)	$2,149

Operating margins - as adjusted	23.3%	17.7%	N/A	19.8%	21.5%	18.6%	N/A	19.0%

	Fourth Quarter Ended December 31, 2010				Twelve Months Ended December 31, 2010
(millions)	Risk Solutions	HR Solutions	Unallocated Income & Expense	Total	Risk Solutions	HR Solutions	Unallocated Income & Expense	Total
Revenue	$1,765	$1,151	$(7)	$2,909	$6,423	$2,111	$(22)	$8,512

Operating income (loss) - as reported	$374	$86	$(38)	$422	$1,194	$234	$(202)	$1,226
Restructuring charges	4	53	—	57	110	62	—	172
Intangible asset amortization	28	40	—	68	108	46	—	154
Pension adjustment	—	—	—	—	—	—	49	49
Hewitt related costs	—	18	3	21	—	19	21	40
Anti-bribery and compliance initiatives	9	—	—	9	9	—	—	9
Operating income (loss) - as adjusted	$415	$197	$(35)	$577	$1,421	$361	$(132)	$1,650

Operating margins - as adjusted	23.5%	17.1%	N/A	19.8%	22.1%	17.1%	N/A	19.4%

	Fourth Quarter Ended December 31,		Twelve Months Ended December 31,
(millions except per share data)	2011	2010	2011	2010
Operating income - as adjusted	$593	$577	$2,149	$1,650
Interest income	4	6	18	15
Interest expense	(59)	(65)	(245)	(182)
Hewitt related costs	—	—	—	14
Interest expense - as adjusted	(59)	(65)	(245)	(168)

Other (expense) income - as reported	4	(3)	5	—
Loss on Debt Extinguishment	—	—	19	—
Other (expense) income - as adjusted	4	(3)	24	—

Income from continuing operations before income taxes - as adjusted	542	515	1,946	1,497
Income taxes (2)	146	169	531	433
Income from continuing operations - as adjusted	396	346	1,415	1,064
Less: Net income attributable to noncontrolling interests	3	10	31	26
Income from continuing operations attributable to Aon stockholders - as adjusted	$393	$336	$1,384	$1,038

Diluted earnings per share from continuing operations - as adjusted	$1.16	$0.97	$4.06	$3.48

Weighted average common shares outstanding - diluted	337.9	346.7	340.9	298.1

(1)          Certain noteworthy items impacting operating income in 2011 and 2010 are described in this schedule.  The items shown with the caption “as adjusted” are non-GAAP measures.

(2)          The effective tax rate for continuing operations is 27.0% and 32.8% for the fourth quarters ended December 31, 2011 and 2010, respectively, and 27.3% and 28.4% for the twelve months ended December 31, 2011 and 2010, respectively.  All adjusting items are generally taxed at the effective tax rate.  However, the twelve months ended December 31, 2010 U.S. GAAP effective tax rate was adjusted to 28.9% to exclude the impact of the 40% tax rate applied to the a $49 million U.S. pension expense adjustment for prior years recorded in the second quarter 2010.

Aon Corporation

Restructuring Plans (Unaudited) (1)

Aon Hewitt Restructuring Plan

By Type:

	Actual
(millions)	Full Year 2010	Fourth Quarter 2011	Full Year 2011	Total to Date	Estimated Total
Workforce reduction	$49	$25	$64	$113	$180
Lease consolidation	3	(1)	32	35	95
Asset impairments	—	—	7	7	47
Other costs associated with restructuring	—	1	2	2	3
Total restructuring and related expenses	$52	$25	$105	$157	$325

By Segment: (2)

HR Solutions	52	10	90	142	297
Risk Solutions	—	15	15	15	28
Total restructuring and related expenses	$52	$25	$105	$157	$325

Aon Benfield Restructuring Plan

By Type:

		Operations
(millions)	Purchase Price Allocation (3)	Full Year 2009	Full Year 2010	Fourth Quarter 2011	Full Year 2011	Total Operations to Date	Estimated Total
Workforce reduction	$32	$38	$15	$19	$33	$118	$125
Lease consolidation (4)	20	14	7	2	(15)	26	26
Asset impairments	—	2	2	—	—	4	4
Other costs associated with restructuring	1	1	2	—	1	5	5
Total restructuring and related expenses	$53	$55	$26	$21	$19	$153	$160

2007 Restructuring Plan

By Type:

	Actual
(millions)	Inception to 2010	Fourth Quarter 2011	Full Year 2011	Total
Workforce reduction	$506	$(2)	$(2)	$504
Lease consolidation (4)	153	(1)	(9)	144
Asset impairments	39	—	—	39
Other costs associated with restructuring	50	—	—	50
Total restructuring and related expenses	$748	$(3)	$(11)	$737

(1)          In the Consolidated Statements of Income, workforce reductions are included in “Compensation and benefits”;  lease consolidations, asset impairments, and other costs associated with restructuring are included in “Other general expenses”.

(2)          Costs included in the Risk Solutions segment are associated with the transfer of the Health and Benefits Consulting business from HR Solutions to Risk Solutions effective January 1, 2012

(3)          Represents costs associated with the execution of restructuring activity identified at the acquisition date (November 30, 2008).

(4)          Includes impact of reoccupying previously vacated leased properties.  Total restructuring reversal was $28 million, of which $19 million was related to the Aon Benfield Restructuring Plan and $9 million was related to the 2007 Restructuring Plan.

Aon Corporation

Consolidated Statements of Financial Position (Unaudited)

	As of
(millions)	December 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$272	$346
Short-term investments	785	785
Receivables, net	3,183	2,701
Fiduciary assets (1)	10,838	10,063
Other current assets	427	624
Total Current Assets	15,505	14,519
Goodwill	8,770	8,647
Intangible assets, net	3,276	3,611
Fixed assets, net	783	781
Investments	239	312
Deferred tax assets	258	305
Other non-current assets	721	807
Total Assets	$29,552	$28,982

LIABILITIES AND EQUITY
Current Liabilities
Fiduciary liabilities	$10,838	$10,063
Short-term debt and current portion of long-term debt	337	492
Accounts payable and accrued liabilities	1,832	1,810
Other current liabilities	753	584
Total Current Liabilities	13,760	12,949
Long-term debt	4,155	4,014
Deferred tax liabilities	301	663
Pension and other post employment liabilities	2,192	1,896
Other non-current liabilities	1,024	1,154
Total Liabilities	21,432	20,676

EQUITY
STOCKHOLDER’S EQUITY
Common stock-$1 par value	386	386
Additional paid-in capital	4,021	4,000
Retained earnings	8,594	7,861
Accumulated other comprehensive loss	(2,370)	(1,917)
Treasury stock at cost	(2,553)	(2,079)
Total Aon Stockholders’ Equity	8,078	8,251
Noncontrolling interests	42	55
Total Equity	8,120	8,306
Total Liabilities and Equity	$29,552	$28,982

(1) Includes short-term investments:  2011 - $4,190, 2010 - $3,489.

Aon Corporation

Consolidated Statements of Cash Flows (Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
(millions)	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$280	$241	$1,010	$732
Adjustments to reconcile net income to cash provided by operating activities:
(Gain) loss from sales of businesses, net	(2)	3	(6)	43
Depreciation of fixed assets	56	58	220	151
Amortization of intangible assets	89	68	362	154
Stock compensation expense	56	55	235	221
Deferred income taxes	143	63	146	76
Change in assets and liabilities:
Fiduciary receivables	(415)	(878)	(14)	816
Short term investments - funds held on behalf of clients	(87)	447	(713)	(19)
Fiduciary liabilities	502	431	727	(797)
Receivables, net	(458)	(29)	(494)	(69)
Accounts payable and accrued liabilities	227	17	—	(280)
Restructuring reserves	(5)	(10)	(73)	(64)
Current income taxes	(52)	14	120	—
Pension and other post employment liabilities	(65)	(35)	(399)	(130)
Other assets and liabilities	(38)	10	(103)	(51)
CASH PROVIDED BY OPERATIONS	231	455	1,018	783

CASH FLOWS FROM INVESTING ACTIVITIES
Sales of long-term investments	87	8	190	90
Purchases of long-term investments	(2)	(17)	(30)	(34)
Net (purchases) sales of short-term investments - non-fiduciary	(184)	1,355	(8)	(337)
Acquisition of businesses, net of cash acquired	(4)	(1,998)	(97)	(2,078)
Capital expenditures	(90)	(65)	(241)	(180)
CASH USED FOR INVESTING ACTIVITIES	(193)	(717)	(186)	(2,539)

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	—	(150)	(828)	(250)
Issuance of stock for employee benefit plans	36	96	201	194
Issuance of debt	101	1,100	1,673	2,905
Repayment of debt	(165)	(735)	(1,688)	(816)
Cash dividends to stockholders	(50)	(52)	(200)	(175)
Purchase of shares from non controlling interests	—	(9)	(24)	(15)
Dividends paid to non controlling interests	(9)	(5)	(30)	(20)
CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(87)	245	(896)	1,823

Effect of Exchange Rate Changes on Cash and Cash Equivalents	26	28	(10)	62
Net (Decrease) Increase in Cash and Cash Equivalents	(23)	11	(74)	129
Cash and Cash Equivalents at Beginning of Period	295	325	346	217
Cash and Cash Equivalents at End of Period	$272	$336	$272	$346

Aon Corporation

Reconciliation of Non-GAAP Measures - Historical Organic Revenue (Unaudited)

	2011					2010					2009
	Full year	Q4	Q3	Q2	Q1	Full Year	Q4	Q3	Q2	Q1	Full Year	Q4	Q3	Q2	Q1
Risk Solutions:

Retail Brokerage - Americas - as reported	3%	3%	4%	3%	4%	0%	3%	1%	2%	-5%	1%	0%	-1%	3%	2%
Retail Brokerage - Americas - after H&B transfer	2%	3%	2%	2%	3%	0%	3%	0%	2%	-4%	1%	-1%	-1%	2%	3%

Retail Brokerage - International - as reported	3%	1%	4%	3%	3%	0%	6%	0%	-3%	-2%	-2%	-2%	-4%	-3%	-1%
Retail Brokerage - International - after H&B transfer	3%	1%	3%	3%	4%	1%	6%	1%	-2%	-2%	-2%	-1%	-4%	-3%	0%

Retail Brokerage - Worldwide - as reported	3%	2%	4%	3%	3%	0%	4%	0%	-1%	-3%	-1%	-1%	-2%	-1%	0%
Retail Brokerage - Worldwide - after H&B transfer	3%	2%	3%	2%	4%	1%	4%	1%	0%	-3%	-1%	-1%	-2%	0%	1%

Reinsurance Brokerage and Related Services	0%	4%	-1%	-2%	0%	-3%	-1%	-4%	-3%	-4%	0%	-2%	-4%	4%	1%

Total Risk Solutions - as reported	2%	3%	3%	2%	2%	0%	3%	-1%	-1%	-3%	-1%	-1%	-3%	0%	1%
Total Risk Solutions - after H&B transfer	2%	2%	2%	1%	3%	0%	3%	0%	-1%	-3%	-1%	-1%	-3%	0%	1%

HR Solutions:

Consulting Services - as reported	1%	2%	-2%	0%	4%	1%	2%	1%	2%	-1%	-2%	-4%	-5%	-1%	2%
Consulting Services - after H&B Transfer	1%	3%	-1%	1%	2%	1%	1%	-1%	1%	0%	-5%	-6%	-7%	-3%	-3%

Outsourcing - as reported	0%	4%	-2%	0%	-3%	-1%	-2%	19%	-1%	-4%	-4%	-2%	-5%	-4%	-4%
Outsourcing - after H&B transfer	0%	4%	-2%	0%	-3%	-1%	-2%	19%	0%	-5%	-4%	-3%	-6%	-4%	-4%

Total HR Solutions - as reported	0%	3%	-2%	0%	0%	1%	0%	4%	2%	-1%	-2%	-4%	-5%	-1%	2%
Total HR Solutions - after H&B transfer	1%	4%	-1%	0%	-1%	0%	0%	3%	1%	-1%	-5%	-6%	-7%	-3%	-4%

Total Operating Segments Organic Growth in Revenue	2%	3%	1%	1%	2%	0%	2%	0%	-1%	-3%	-1%	-2%	-3%	0%	1%

Aon Corporation

Segments and Non-GAAP Measures Adjusted (Unaudited)

	1st Quarter ended March 31, 2009				2nd Quarter ended June 30, 2009				3rd Quarter ended September 30, 2009				4th Quarter ended December 31, 2009				Full Year ended December 31, 2009
(millions except per share data)	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing
Segments
Reported
Commissions, fee and other	$1,519	$308	$(6)	$1,821	$1,558	$300	$5	$1,863	$1,469	$308	$1	$1,778	$1,686	$350	$23	$2,059	$6,232	$1,266	$23	$7,521
Investment income	24	1	—	25	19	—	—	19	16	—	—	16	14	—	—	14	73	1	—	74
Total revenue	1,543	309	(6)	1,846	1,577	300	5	1,882	1,485	308	1	1,794	1,700	350	23	2,073	6,305	1,267	23	7,595

Compensation and benefits	837	162	15	1,014	932	184	18	1,134	909	198	12	1,119	1,099	210	21	1,330	3,777	754	66	4,597
Other general expenses	383	77	6	466	444	75	9	528	394	77	10	481	407	81	14	502	1,628	310	39	1,977
Total operating expenses	1,220	239	21	1,480	1,376	259	27	1,662	1,303	275	22	1,600	1,506	291	35	1,832	5,405	1,064	105	6,574

Operating income (loss)	$323	$70	$(27)	$366	$201	$41	$(22)	$220	$182	$33	$(21)	$194	$194	$59	$(12)	$241	$900	$203	$(82)	$1,021
Operating margin	20.9%	22.7%		19.8%	12.7%	13.7%		11.7%	12.3%	10.7%		10.8%	11.4%	16.9%		11.6%	14.3%	16.0%		13.4%

Health & Benefits Transfer
Commissions, fee and other	$136	$(136)	$—	$—	$126	$(126)	$—	$—	$125	$(125)	$—	$—	$143	$(143)	$—	$—	$530	$(530)	$—	$—
Investment income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total revenue	136	(136)	—	—	126	(126)	—	—	125	(125)	—	—	143	(143)	—	—	530	(530)	—	—

Compensation and benefits	64	(64)	—	—	63	(63)	—	—	66	(66)	—	—	68	(68)	—	—	261	(261)	—	—
Other general expenses	41	(41)	—	—	42	(42)	—	—	41	(41)	—	—	42	(42)	—	—	166	(166)	—	—
Total operating expenses	105	(105)	—	—	105	(105)	—	—	107	(107)	—	—	110	(110)	—	—	427	(427)	—	—

Operating income (loss)	$31	$(31)	$—	$—	$21	$(21)	$—	$—	$18	$(18)	$—	$—	$33	$(33)	$—	$—	$103	$(103)	$—	$—
Operating margin	22.8%	22.8%			16.7%	16.7%			14.4%	14.4%			23.1%	23.1%			19.4%	19.4%

Restated
Commissions, fee and other	$1,655	$172	$(6)	$1,821	$1,684	$174	$5	$1,863	$1,594	$183	$1	$1,778	$1,829	$207	$23	$2,059	$6,762	$736	$23	$7,521
Investment income	24	1	—	25	19	—	—	19	16	—	—	16	14	—	—	14	73	1	—	74
Total revenue	1,679	173	(6)	1,846	1,703	174	5	1,882	1,610	183	1	1,794	1,843	207	23	2,073	6,835	737	23	7,595

Compensation and benefits	901	98	15	1,014	995	121	18	1,134	975	132	12	1,119	1,167	142	21	1,330	4,038	493	66	4,597
Other general expenses	424	36	6	466	486	33	9	528	435	36	10	481	449	39	14	502	1,794	144	39	1,977
Total operating expenses	1,325	134	21	1,480	1,481	154	27	1,662	1,410	168	22	1,600	1,616	181	35	1,832	5,832	637	105	6,574

Operating income (loss)	$354	$39	$(27)	$366	$222	$20	$(22)	$220	$200	$15	$(21)	$194	$227	$26	$(12)	$241	$1,003	$100	$(82)	$1,021
Operating margin	21.1%	22.5%		19.8%	13.0%	11.5%		11.7%	12.4%	8.2%		10.8%	12.3%	12.6%		11.6%	14.7%	13.6%		13.4%

Non-GAAP
As Disclosed
Revenue	$1,543	$309	$(6)	$1,846	$1,577	$300	$5	$1,882	$1,485	$308	$1	$1,794	$1,700	$350	$23	$2,073	$6,305	$1,267	$23	$7,595

Operating income (loss) - as reported	323	70	(27)	366	201	41	(22)	220	182	33	(21)	194	194	59	(12)	241	900	203	(82)	1,021
Restructuring charges	40	3	—	43	92	3	—	95	84	15	—	99	161	14	—	175	377	35	—	412
Pension curtailment/adjustment	(58)	(21)	(4)	(83)	4	1	—	5	—	—	—	—	—	—	—	—	(54)	(20)	(4)	(78)
Benfield integration costs	10	—	—	10	2	—	—	2	1	—	—	1	2	—	—	2	15	—	—	15
Anti-bribery and compliance initiatives	1	—	—	1	1	—	—	1	1	—	—	1	4	—	—	4	7	—	—	7
Operating income (loss) - as adjusted	$316	$52	$(31)	$337	$300	$45	$(22)	$323	$268	$48	$(21)	$295	$361	$73	$(12)	$422	$1,245	$218	$(86)	$1,377
Operating margin - adjusted	20.5%	16.8%		18.3%	19.0%	15.0%		17.2%	18.0%	15.6%		16.4%	21.2%	20.9%		20.4%	19.7%	17.2%		18.1%
Interest income				7				1				3				5				16
Interest expense				(29)				(26)				(32)				(35)				(122)
Other income (expense)				(1)				15				13				7				34
Income before income taxes - as adjusted				$314				$313				$279				$399				$1,305
Income taxes (1)				90				86				75				103				354
Net income attributable to non-controlling interests				5				6				14				20				45
Income attributable to Aon stockholders - as adjusted				$219				$221				$190				$276				$906
Diluted earnings per share - as adjusted				$0.75				$0.76				$0.65				$0.96				$3.11
Weighted average common shares outstanding - diluted				292.0				292.7				292.1				287.8				291.1

Restated
Revenue, as reported	$1,543	$309	$(6)	$1,846	$1,577	$300	$5	$1,882	$1,485	$308	$1	$1,794	$1,700	$350	$23	$2,073	$6,305	$1,267	$23	$7,595
Revenue, Heath & Benefits transfer	136	(136)	—	—	126	(126)	—	—	125	(125)	—	—	143	(143)	—	—	530	(530)	—	—
Revenue - as restated	$1,679	$173	$(6)	$1,846	$1,703	$174	$5	$1,882	$1,610	$183	$1	$1,794	$1,843	$207	$23	$2,073	$6,835	$737	$23	$7,595

Operating income (loss) - as adjusted	$316	$52	$(31)	$337	$300	$45	$(22)	$323	$268	$48	$(21)	$295	$361	$73	$(12)	$422	$1,245	$218	$(86)	$1,377
Operating income (loss) - Health & Benefits	31	(31)	—	—	21	(21)	—	—	18	(18)	—	—	33	(33)	—	—	103	(103)	—	—
Restructuring charges (credits) - Health & Benefits	—	—		—	—	—		—	1	(1)		—	3	(3)		—	4	(4)	—	—
Amortization of intangible assets - reported	23	—	—	23	21	1	—	22	23	1	—	24	23	1	—	24	90	3	—	93
Amortization of intangible assets - H&B	—	—	—	—	1	(1)	—	—	1	(1)	—	—	1	(1)	—	—	3	(3)	—	—
Amortization of Intangible Assets	23	—	—	23	22	—	—	22	24	—	—	24	24	—	—	24	93	—	—	93
Operating income (loss) - as adjusted	$370	$21	$(31)	$360	$343	$24	$(22)	$345	$311	$29	$(21)	$319	$421	$37	$(12)	$446	$1,445	$111	$(86)	$1,470
Operating margin - adjusted	22.0%	12.1%		19.5%	20.1%	13.8%		18.3%	19.3%	15.8%		17.8%	22.8%	17.9%		21.5%	21.1%	15.1%		19.4%
Income before income taxes - as adjusted				$337				$335				$303				$423				$1,398
Income taxes (1)				98				91				82				109				380
Net income attributable to non-controlling interests				5				6				14				20				45
Income attributable to Aon stockholders - as adjusted				$234				$238				$207				$294				$973
Diluted earnings per share - as adjusted				$0.80				$0.81				$0.71				$1.02				$3.34
Weighted average common shares outstanding - diluted				292.0				292.7				292.1				287.8				291.1

(1) The effective tax rate was 31.5% for the first quarter ended March 31, 2009, 27.1% for the second quarter ended June 30, 2009, 26.7% for the third quarter ended September 30, 2009, 25.4% for the fourth quarter ended December 31, 2009, and 28.2% for the year ended December 31, 2009. Reconciling items are generally taxed at the effective tax rate. However, the U.S. GAAP effective tax rates were adjusted to 28.7% as disclosed and 29.1% as restated for the first quarter 2009, and 27.1% as disclosed and 27.2% as restated for the full year 2009, respectively, to exclude the impact of the 40% tax rate applied to the $83 million U.S. pension expense adjustment for prior years.

Aon Corporation

Segments and Non-GAAP Measures Adjusted (Unaudited)

	1st Quarter ended March 31, 2010				2nd Quarter ended June 30, 2010				3rd Quarter ended September 30, 2010				4th Quarter ended December 31, 2010				Full Year ended December 31, 2010
(millions except per share data)	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing
Segments
Reported
Commissions, fee and other	$1,574	$322	$(5)	$1,891	$1,573	$316	$(6)	$1,883	$1,469	$321	$(4)	$1,786	$1,753	$1,151	$(7)	$2,897	$6,369	$2,110	$(22)	$8,457
Investment income	13	—	—	13	14	1	—	15	15	—	—	15	12	—	—	12	54	1	—	55
Total revenue	1,587	322	(5)	1,904	1,587	317	(6)	1,898	1,484	321	(4)	1,801	1,765	1,151	(7)	2,909	6,423	2,111	(22)	8,512

Compensation and benefits	951	196	16	1,163	909	194	66	1,169	846	189	15	1,050	958	737	20	1,715	3,664	1,316	117	5,097
Other general expenses	379	77	12	468	373	78	10	461	380	78	30	488	433	328	11	772	1,565	561	63	2,189
Total operating expenses	1,330	273	28	1,631	1,282	272	76	1,630	1,226	267	45	1,538	1,391	1,065	31	2,487	5,229	1,877	180	7,286

Operating income (loss)	$257	$49	$(33)	$273	$305	$45	$(82)	$268	$258	$54	$(49)	$263	$374	$86	$(38)	$422	$1,194	$234	$(202)	$1,226
Operating margin	16.2%	15.2%		14.3%	19.2%	14.2%		14.1%	17.4%	16.8%		14.6%	21.2%	7.5%		14.5%	18.6%	11.1%		14.4%

Health & Benefits Transfer
Commissions, fee and other	$140	$(140)	$—	$—	$129	$(129)	$—	$—	$127	$(127)	$—	$—	$170	$(170)	$—	$—	$566	$(566)	$—	$—
Investment income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total revenue	140	(140)	—	—	129	(129)	—	—	127	(127)	—	—	170	(170)	—	—	566	(566)	—	—

Compensation and benefits	68	(68)	—	—	64	(64)	—	—	61	(61)	—	—	82	(82)	—	—	275	(275)	—	—
Other general expenses	41	(41)	—	—	43	(43)	—	—	42	(42)	—	—	52	(52)	—	—	178	(178)	—	—
Total operating expenses	109	(109)	—	—	107	(107)	—	—	103	(103)	—	—	134	(134)	—	—	453	(453)	—	—

Operating income (loss)	$31	$(31)	$—	$—	$22	$(22)	$—	$—	$24	$(24)	$—	$—	$36	$(36)	$—	$—	$113	$(113)	$—	$—
Operating margin	22.1%	22.1%			17.1%	17.1%			18.9%	18.9%			21.2%	21.2%			20.0%	20.0%

Restated
Commissions, fee and other	$1,714	$182	$(5)	$1,891	$1,702	$187	$(6)	$1,883	$1,596	$194	$(4)	$1,786	$1,923	$981	$(7)	$2,897	$6,935	$1,544	$(22)	$8,457
Investment income	13	—	—	13	14	1	—	15	15	—	—	15	12	—	—	12	54	1	—	55
Total revenue	1,727	182	(5)	1,904	1,716	188	(6)	1,898	1,611	194	(4)	1,801	1,935	981	(7)	2,909	6,989	1,545	(22)	8,512

Compensation and benefits	1,019	128	16	1,163	973	130	66	1,169	907	128	15	1,050	1,040	655	20	1,715	3,939	1,041	117	5,097
Other general expenses	420	36	12	468	416	35	10	461	422	36	30	488	485	276	11	772	1,743	383	63	2,189
Total operating expenses	1,439	164	28	1,631	1,389	165	76	1,630	1,329	164	45	1,538	1,525	931	31	2,487	5,682	1,424	180	7,286

Operating income (loss)	$288	$18	$(33)	$273	$327	$23	$(82)	$268	$282	$30	$(49)	$263	$410	$50	$(38)	$422	$1,307	$121	$(202)	$1,226
Operating margin	16.7%	9.9%		14.3%	19.1%	12.2%		14.1%	17.5%	15.5%		14.6%	21.2%	5.1%		14.5%	18.7%	7.8%		14.4%

Non-GAAP
As Disclosed
Revenue	$1,587	$322	$(5)	$1,904	$1,587	$317	$(6)	$1,898	$1,484	$321	$(4)	$1,801	$1,765	$1,151	$(7)	$2,909	$6,423	$2,111	$(22)	$8,512

Operating income (loss) - as reported	257	49	(33)	273	305	45	(82)	268	258	54	(49)	263	374	86	(38)	422	1,194	234	(202)	1,226
Restructuring charges	69	7	—	76	29	2	—	31	8	—	—	8	4	53	—	57	110	62	—	172
Pension curtailment/adjustment	—	—	—	—	—	—	49	49	—	—	—	—	—	—	—	—	—	—	49	49
Hewitt related costs	—	—	—	—	—	—	—	—	—	1	18	19	—	18	3	21	—	19	21	40
Anti-bribery and compliance initiatives	—	—	—	—	—	—	—	—	—	—	—	—	9	—	—	9	9	—	—	9
Operating income (loss) - as adjusted	$326	$56	$(33)	$349	$334	$47	$(33)	$348	$266	$55	$(31)	$290	$387	$157	$(35)	$509	$1,313	$315	$(132)	$1,496
Operating margin - adjusted	20.5%	17.4%		18.3%	21.0%	14.8%		18.3%	17.9%	17.1%		16.1%	21.9%	13.6%		17.5%	20.4%	14.9%		17.6%
Interest income				1				4				4				6				15
Interest expense - as adjusted				(34)				(33)				(36)				(65)				(168)
Other income (expense)				7				5				(9)				(3)				—
Income before income taxes - as adjusted				$323				$324				$249				$447				$1,343
Income taxes (1)				80				89				73				146				388
Net income attributable to non-controlling interests				8				5				3				10				26
Income attributable to Aon stockholders - as adjusted				$235				$230				$173				$291				$929
Diluted earnings per share - as adjusted				$0.83				$0.81				$0.61				$0.84				$3.12
Weighted average common shares outstanding - diluted				283.4				282.6				282.2				346.7				298.1

Restated
Revenue, as reported	$1,587	$322	$(5)	$1,904	$1,587	$317	$(6)	$1,898	$1,484	$321	$(4)	$1,801	$1,765	$1,151	$(7)	$2,909	$6,423	$2,111	$(22)	$8,512
Revenue, Heath & Benefits transfer	140	(140)	—	—	129	(129)	—	—	127	(127)	—	—	170	(170)	—	—	566	(566)	—	—
Revenue - as restated	$1,727	$182	$(5)	$1,904	$1,716	$188	$(6)	$1,898	$1,611	$194	$(4)	$1,801	$1,935	$981	$(7)	$2,909	$6,989	$1,545	$(22)	$8,512

Operating income (loss) - as adjusted	$326	$56	$(33)	$349	$334	$47	$(33)	$348	$266	$55	$(31)	$290	$387	$157	$(35)	$509	$1,313	$315	$(132)	$1,496
Operating income (loss) - Health & Benefits	31	(31)	—	—	22	(22)	—	—	24	(24)	—	—	36	(36)	—	—	113	(113)	—	—
Restructuring charges (credits) - Health & Benefits	2	(2)		—	1	(1)		—	—	—		—	2	(2)		—	5	(5)	—	—
Amortization of intangible assets - reported	26	1	—	27	28	1	—	29	27	3	—	30	28	40	—	68	109	45	—	154
Amortization of intangible assets - H&B	1	(1)	—	—	1	(1)	—	—	1	(1)	—	—	2	(2)	—	—	5	(5)	—	—
Amortization of Intangible Assets	27	—	—	27	29	—	—	29	28	2	—	30	30	38	—	68	114	40	—	154
Operating income (loss) - as adjusted	$386	$23	$(33)	$376	$386	$24	$(33)	$377	$318	$33	$(31)	$320	$455	$157	$(35)	$577	$1,545	$237	$(132)	$1,650
Operating margin - adjusted	22.4%	12.6%		19.7%	22.5%	12.8%		19.9%	19.7%	17.0%		17.8%	23.5%	16.0%		19.8%	22.1%	15.3%		19.4%
Income before income taxes - as adjusted				$350				$353				$279				$515				$1,497
Income taxes (1)				87				95				82				169				433
Net income attributable to non-controlling interests				8				5				3				10				26
Income attributable to Aon stockholders - as adjusted				$255				$253				$194				$336				$1,038
Diluted earnings per share - as adjusted				$0.90				$0.90				$0.69				$0.97				$3.48
Weighted average common shares outstanding - diluted				283.4				282.6				282.2				346.7				298.1

(1) The effective tax rate was 24.9% for the first quarter ended March 31, 2010, 24.5% for the second quarter ended June 30, 2010, 29.4% for the third quarter ended September 30, 2010, 32.8% for the fourth quarter ended December 31, 2010, and 28.4% for the year ended December 31, 2010. Reconciling items are generally taxed at the effective tax rate. However, the U.S. GAAP effective tax rates were adjusted to 27.5% as disclosed and 29.3% as restated for the second quarter 2010, and 28.9% as disclosed and as restated for the full year 2010, respectively, to exclude the impact of the 40% tax rate applied to the $49 million U.S. pension expense adjustment for prior years.

Aon Corporation

Segments and Non-GAAP Measures Adjusted (Unaudited)

	1st Quarter ended March 31, 2011				2nd Quarter ended June 30, 2011				3rd Quarter ended September 30, 2011				4th Quarter ended December 31, 2011				Full Year ended December 31, 2011
(millions except per share data)	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing	Risk Solutions	HR Solutions	Unallocated	Continuing
Segments
Reported
Commissions, fee and other	$1,638	$1,117	$(7)	$2,748	$1,716	$1,090	$(7)	$2,799	$1,602	$1,112	$(6)	$2,708	$1,810	$1,181	$(11)	$2,980	$6,766	$4,500	$(31)	$11,235
Investment income	11	—	—	11	12	—	—	12	15	—	—	15	13	1	—	14	51	1	—	52
Total revenue	1,649	1,117	(7)	2,759	1,728	1,090	(7)	2,811	1,617	1,112	(6)	2,723	1,823	1,182	(11)	2,994	6,817	4,501	(31)	11,287

Compensation and benefits	921	653	23	1,597	967	622	23	1,612	931	670	33	1,634	1,006	695	23	1,724	3,825	2,640	102	6,567
Other general expenses	422	341	3	766	406	353	6	765	378	365	5	748	472	354	9	835	1,678	1,413	23	3,114
Total operating expenses	1,343	994	26	2,363	1,373	975	29	2,377	1,309	1,035	38	2,382	1,478	1,049	32	2,559	5,503	4,053	125	9,681

Operating income (loss)	$306	$123	$(33)	$396	$355	$115	$(36)	$434	$308	$77	$(44)	$341	$345	$133	$(43)	$435	$1,314	$448	$(156)	$1,606
Operating margin	18.6%	11.0%		14.4%	20.5%	10.6%		15.4%	19.0%	6.9%		12.5%	18.9%	11.3%		14.5%	19.3%	10.0%		14.2%

Health & Benefits Transfer
Commissions, fee and other	$202	$(202)	$—	$—	$184	$(184)	$—	$—	$155	$(155)	$—	$—	$178	$(178)	$—	$—	$719	$(719)	$—	$—
Investment income	—	—	—	—	—	—	—	—	—	—	—	—	1	(1)	—	—	1	(1)	—	—
Total revenue	202	(202)	—	—	184	(184)	—	—	155	(155)	—	—	179	(179)	—	—	720	(720)	—	—

Compensation and benefits	90	(90)	—	—	91	(91)	—	—	83	(83)	—	—	90	(90)	—	—	354	(354)	—	—
Other general expenses	72	(72)	—	—	74	(74)	—	—	61	(61)	—	—	59	(59)	—	—	266	(266)	—	—
Total operating expenses	162	(162)	—	—	165	(165)	—	—	144	(144)	—	—	149	(149)	—	—	620	(620)	—	—

Operating income (loss)	$40	$(40)	$—	$—	$19	$(19)	$—	$—	$11	$(11)	$—	$—	$30	$(30)	$—	$—	$100	$(100)	$—	$—
Operating margin	19.8%	19.8%			10.3%	10.3%			7.1%	7.1%			16.8%	16.8%			13.9%	13.9%

Restated
Commissions, fee and other	$1,840	$915	$(7)	$2,748	$1,900	$906	$(7)	$2,799	$1,757	$957	$(6)	$2,708	$1,988	$1,003	$(11)	$2,980	$7,485	$3,781	$(31)	$11,235
Investment income	11	—	—	11	12	—	—	12	15	—	—	15	14	—	—	14	52	—	—	52
Total revenue	1,851	915	(7)	2,759	1,912	906	(7)	2,811	1,772	957	(6)	2,723	2,002	1,003	(11)	2,994	7,537	3,781	(31)	11,287

Compensation and benefits	1,011	563	23	1,597	1,058	531	23	1,612	1,014	587	33	1,634	1,096	605	23	1,724	4,179	2,286	102	6,567
Other general expenses	494	269	3	766	480	279	6	765	439	304	5	748	531	295	9	835	1,944	1,147	23	3,114
Total operating expenses	1,505	832	26	2,363	1,538	810	29	2,377	1,453	891	38	2,382	1,627	900	32	2,559	6,123	3,433	125	9,681

Operating income (loss)	$346	$83	$(33)	$396	$374	$96	$(36)	$434	$319	$66	$(44)	$341	$375	$103	$(43)	$435	$1,414	$348	$(156)	$1,606
Operating margin	18.7%	9.1%		14.4%	19.6%	10.6%		15.4%	18.0%	6.9%		12.5%	18.7%	10.3%		14.5%	18.8%	9.2%		14.2%

Non-GAAP
As Disclosed
Revenue	$1,649	$1,117	$(7)	$2,759	$1,728	$1,090	$(7)	$2,811	$1,617	$1,112	$(6)	$2,723	$1,823	$1,182	$(11)	$2,994	$6,817	$4,501	$(31)	$11,287

Operating income (loss) - as reported	306	123	(33)	396	355	115	(36)	434	308	77	(44)	341	345	133	(43)	435	1,314	448	(156)	1,606
Restructuring charges	7	23	—	30	(17)	31	—	14	—	26	—	26	34	9	—	43	24	89	—	113
Legacy receivables write-off	—	—	—	—	—	—	—	—	—	—	—	—	18	—	—	18	18	—	—	18
Transaction related costs - proxy	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3	3	—	—	3	3
Hewitt related costs	—	15	—	15	—	5	—	5	—	22	—	22	—	5	—	5	—	47	—	47
Operating income (loss) - as adjusted	$313	$161	$(33)	$441	$338	$151	$(36)	$453	$308	$125	$(44)	$389	$397	$147	$(40)	$504	$1,356	$584	$(153)	$1,787
Operating margin - adjusted	19.0%	14.4%		16.0%	19.6%	13.9%		16.1%	19.0%	11.2%		14.3%	21.8%	12.4%		16.8%	19.9%	13.0%		15.8%
Interest income				6				4				4				4				18
Interest expense				(63)				(63)				(60)				(59)				(245)
Other income (expense) - as adjusted				17				(4)				7				4				24
Income before income taxes - as adjusted				$401				$390				$340				$453				$1,584
Income taxes (1)				116				96				98				122				432
Net income attributable to non-controlling interests				9				9				10				3				31
Income attributable to Aon stockholders - as adjusted				$276				$285				$232				$328				$1,121
Diluted earnings per share - as adjusted				$0.80				$0.83				$0.69				$0.97				$3.29
Weighted average common shares outstanding - diluted				345.4				342.7				336.9				337.9				340.9

Restated
Revenue, as reported	$1,649	$1,117	$(7)	$2,759	$1,728	$1,090	$(7)	$2,811	$1,617	$1,112	$(6)	$2,723	$1,823	$1,182	$(11)	$2,994	$6,817	$4,501	$(31)	$11,287
Revenue, Heath & Benefits transfer	202	(202)	—	—	184	(184)	—	—	155	(155)	—	—	179	(179)	—	—	720	(720)	—	—
Revenue - as restated	$1,851	$915	$(7)	$2,759	$1,912	$906	$(7)	$2,811	$1,772	$957	$(6)	$2,723	$2,002	$1,003	$(11)	$2,994	$7,537	$3,781	$(31)	$11,287

Operating income (loss) - as adjusted	$313	$161	$(33)	$441	$338	$151	$(36)	$453	$308	$125	$(44)	$389	$397	$147	$(40)	$504	$1,356	$584	$(153)	$1,787
Operating income (loss) - Health & Benefits	40	(40)	—	—	19	(19)	—	—	11	(11)	—	—	30	(30)	—	—	100	(100)	—	—
Restructuring charges (credits) - Health & Benefits	14	(14)		—	10	(10)		—	14	(14)		—	3	(3)		—	41	(41)	—	—
Amortization of intangible assets - reported	27	64	—	91	28	63	—	91	28	63	—	91	27	62	—	89	110	252	—	362
Amortization of intangible assets - H&B	4	(4)	—	—	5	(5)	—	—	5	(5)	—	—	5	(5)	—	—	19	(19)	—	—
Amortization of Intangible Assets	31	60	—	91	33	58	—	91	33	58	—	91	32	57	—	89	129	233	—	362
Operating income (loss) - as adjusted	$398	$167	$(33)	$532	$400	$180	$(36)	$544	$366	$158	$(44)	$480	$462	$171	$(40)	$593	$1,626	$676	$(153)	$2,149
Operating margin - adjusted	21.5%	18.3%		19.3%	20.9%	19.9%		19.4%	20.7%	16.5%		17.6%	23.1%	17.0%		19.8%	21.6%	17.9%		19.0%
Income before income taxes - as adjusted				$492				$481				$431				$542				$1,946
Income taxes (1)				142				118				125				146				531
Net income attributable to non-controlling interests				9				9				10				3				31
Income attributable to Aon stockholders - as adjusted				$341				$354				$296				$393				$1,384
Diluted earnings per share - as adjusted				$0.99				$1.03				$0.88				$1.16				$4.06
Weighted average common shares outstanding - diluted				345.4				342.7				336.9				337.9				340.9

(1) The effective tax rate was 29.0% for the first quarter ended March 31, 2011, 24.7% for the second quarter ended June 30, 2011, 28.9% for the third quarter ended September 30, 2011, 27.0% for the fourth quarter ended December 31, 2011, and 27.3% for the year ended December 31, 2011. Reconciling items are generally taxed at the effective tax rate.